LEASE AGREEMENT

BY AND BETWEEN:

ROBERT F. REYNOLDS AND
PAULINE REYNOLDS

"Landlord"

-and-

ARC SLIDE TECHNOLOGIES, INC.
A NEW JERSEY CORPORATION

                                    "Tenant"

PREMISES:

788 Shrewsbury Avenue
Tinton Falls, New Jersey 07724

DATED: As of September 24, 1996

     THIS LEASE AGREEMENT, made as of the 24 day of September, 1996, between ROBERT F. REYNOLDS AND PAULINE REYNOLDS, having an office at 788 Shrewsbury Avenue, Tinton Falls, New Jersey , 07724, hereinafter called the "Landlord"; and Arc Slide Technologies, Inc., having its principal office at 788 Shrewsbury Avenue, Tinton Falls, New Jersey, 07724 hereinafter called the "Tenant".

                                   WITNESSETH

     WHEREAS, the Landlord is the owner of certain lands and premises located at 788 Shrewsbury Avenue,, in the Town of Tinton Falls, County of Monmouth and State of New Jersey, hereinafter referred to as the "Property" ; and

     WHEREAS, the Landlord has agreed to lease and the Tenant has agreed to rent 7,209 square feet of office space (hereinafter the "leased premises") located on the first floor of the Property as more particularly set forth herein.

     NOW, THEREFORE, in consideration of the covenants and conditions hereinafter set forth and for other good and valuable considerations, the Landlord does demise, lease and let unto the Tenant, and the Tenant does rent and take from the Landlord the leased premises, and the Landlord and Tenant mutually covenant and agree as follows:

     1. LEASED PREMISES

     1.1 The leased premises shall consist of 7,209 square feet of office space, outside dimensions (inclusive of a proportionate share of core and common areas), hereinafter referred to as the "leased premises" located on the first floor of the Property. The leased premises shall be as delineated on a sketch, approved by both Landlord and Tenant and attached to and made a part of this lease as Exhibit A and shall be accepted by Tenant in its existing condition.

     1.2 Parking shall be available to Tenant in the parking area of the Property in non-designated areas on an as available basis. In the event that Tenant leases from Landlord all of the additional space presently occupied by Columbia Research, then at such time Tenant shall be entitled to the use of the reserved parking spaces presently used by Columbia Research.

     1.3 Subject to the terms and conditions hereinafter set forth, the leased premises hereunder are demised to Tenant expressly subject to such title exceptions as may be shown by a title search of the lands and premises which are the subject of the within lease, and subject to such state of facts as an accurate survey and inspection of the premises might disclose, providing any of the foregoing shall not interfere with or prohibit the use by Tenant of the leased premises, including the use of and access to the common areas, parking areas, and access driveways for Tenant's business use as intended by the within lease.

     2. TERM OF LEASE

     2.1 The Landlord leases unto the Tenant and the Tenant hires the leased premises for


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

the term of five years, to commence on the first day of the first month following issuance of a Certificate of Occupancy for the leased premises upon completion of the Tenant fit up as contemplated hereby, or on December 1, 1996, whichever date first occurs (hereinafter called the "Commencement Date"). If the issuance of a Certificate of Occupancy occurs in October, 1996, then the Commencement Date and ending dates shall be adjusted accordingly, and the parties will execute a letter specifying the adjusted dates, and setting forth the revised total rental due for each of the periods set forth in paragraph 3.1 following. The obligation of the Tenant hereunder shall be subject to the following provisos:

     (a) That on or before the Commencement Date, the Landlord shall have substantially completed the leased premises as required by the terms and conditions of Article 6 of this lease. Upon the delivery by the Landlord to the Tenant of the leased premises, the lease term shall commence in accordance with this Article 2 and the Tenant's obligation to pay rent shall begin.

     2.2 It is expressly understood and agreed that for the purpose of this lease wherever and whenever the term "substantial completion" is used, the term "substantial completion" shall not include items of maintenance, service or guarantee, which may be required pursuant to the terms and conditions of this lease, nor items of work to be completed by Tenant.

     2.2 Anything herein contained to the contrary notwithstanding, Tenant shall not be obligated to accept delivery of the leased premises, unless all building systems attributable to the leased premises and ancillary support systems applicable to the leased premises, including HVAC, plumbing and electric, are hooked up and in operable condition for Tenant to use the premises for Tenant's leased purposes.

     3. RENT

     3.1 The Tenant covenants and agrees to pay during the term of this lease, total rent in the amount of $526,257.00. Upon execution hereof, Tenant shall pay $8,410.50 representing the first months rent due hereunder plus the additional security deposit required under Article 38. The rent due hereunder shall be payable as follows:

          a. During the period from December 1, 1996 through November 30, 1998 rent of $201,852.00 payable at the rate of $8,4 10.50 monthly.

          b. During the period commencing December 1, 1998 though November 30, 2001 rent of $324,405.00 payable at the rate of $9,011.25 monthly.

          All Monthly rent payments shall be made promptly in advance on the first day of each and every month during the term of the lease without demand and without off-set, deduction or abatement, together with such additional rent and other charges required to be paid by Tenant as are hereinafter set forth.

     3.2 Tenant acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the amount of which will be extremely difficult to ascertain.
Accordingly, if any payment due Landlord from Tenant shall not be received by Landlord, or Landlord's designee, within ten (10) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount.


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

The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant Acceptance of the late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. Payment of the late fee by Tenant shall be made to Landlord on the first day of the first month following the date on which the late charge accrues.

     4. UTILITIES

     4.1 Landlord shall pay all utility charges for water, electricity, and gas used in and about the leased premises during the term of the lease.

     5. USE

     5.1 The Tenant  covenants and agrees to use and occupy the demised premises
(i) as an electronic design studio (SIC # 7333, commercial photo, art and graphics) and (ii) for all lawful purposes incident to its business, and for no other purpose. Landlord represents and warrants that (i) upon the Commencement Date Tenant may lawfully use and occupy the demised premises for the purposes specified in this Article 5; and (ii) prior to the Commencement Date an appropriate Certificate of Occupancy will have been obtained, by Landlord, if required. Except as otherwise in this lease provided and upon and after issuance of the Certificate of Occupancy, and any other permits or consents which may be required in order that Tenant have legal occupancy of the leased premises, the Tenant shall comply with the terms and conditions of the lease on the part of the Tenant to be performed, and the Tenant, in connection with its use of the leased premises, shall thereafter comply with all applicable laws and ordinances of governmental boards, bureaus or instrumentalities having jurisdiction thereof

     5.2 The Tenant covenants and agrees that it will not use the leased premises for any use which creates an extra hazard of fire or other danger or casualty, or which will increase the rate which Landlord must pay to secure fire or liability insurance, or which will render the building or its improvements uninsurable, or which will bring the leased premises or the property of which it is a part within the provisions of the Industrial Site Recovery Act of the State of New Jersey.

     6. CONSTRUCTION AND APPROVALS

     6.1 Tenant agrees to construct the repairs, modifications, and improvements to that portion of the leased premises not presently occupied by Slide Effects, Inc. (the "Affililated Tenant") (the "New Space") in accordance with the sketch plat attached hereto as Exhibit A (or referred to therein). Except as otherwise provided herein, all costs connected with the improvement of the New Space, including but not limited to construction, labor, materials, and clean up costs, are to be borne by the Tenant

     6.2 It is expressly understood and agreed that any work performed by Tenant to the extent reimbursed by Landlord, shall be deemed to be institutional and part of the realty owned by the Landlord so that the same shall remain the property of and in possession of the Landlord at the expiration of the lease term.

     6.3 Landlord hereby agrees to reimburse Tenant for the cost of tenant improvements installed in the leased premises by Tenant prior to the Commencement Date, up to a maximum reimbursement by Landlord to Tenant in the amount of $50,000.00. Landlord shall pay to Tenant the reimbursement required hereunder, from time to time, upon delivery to Landlord by Tenant of invoices for work installed, including materials purchased by Tenant at the direction of the contractor or subcontractor, in the leased premises, along with an appropriate waiver of right to file lien from the contractor or subcontractor submitting the said invoices. Payment shall be made by Landlord upon confirmation by Landlord that the work for which reimbursement is being requested has been completed in a good and workmanlike manner, but in any event within three business days of receipt by Landlord of said request for reimbursement from Tenant.

     6.4 If necessary, Landlord agrees, at no cost to Landlord, to sign any applications submitted to Landlord by Tenant for building permits as required by Tinton Falls.

     7. REPAIRS AND MAINTENANCE

     7.1 During the term of this lease, the Landlord, at its cost and expense shall keep in good order, safe condition and repair, the exterior walls, structural steel, roof, roof membrane, foundation, floors, load bearing members, plate glass (except as provided in Article 11), elevators, HVAC and plumbing, as well as all sanitary sewer, storm sewer and utility lines and facilities serving the leased premises, except for repairs or maintenance occasioned by the negligence or deliberate act of Tenant, or its agents, servants, employees and invitees which shall be then repaired at the cost and expense of the Tenant, limited, however, to the extent of Tenant's said negligence. Landlord agrees to maintain the Building of which the leased premises are a part as a Class B office building. In addition, the Landlord shall: (i) take care of and maintain and repair the lawns, shrubbery, driveways, sidewalks, curbs, exterior and common area lighting, walkways and parking area on the property, and the Landlord shall keep the parking area free of snow and ice and provide dumpster service; and (ii) with respect to general building maintenance, shall undertake general maintenance of the building core and common areas, except as otherwise hereinafter set forth in Article 7.2.

     7.2 Tenant, at its sole cost and expense, shall take good care of the leased premises and shall keep and maintain the interior of the leased premises so as to maintain the same as a Class B office facility; provided, however, Tenant shall only be required to maintain these items in the same condition as exists as of the Commencement Date, reasonable wear and tear excepted. The obligations of the Tenant in connection with the foregoing shall include the following obligations for maintenance, service and repair applicable to Tenant's leased premises (but not the replacement of items which might otherwise be required to be replaced at the termination of this Lease if due to ordinary wear and tear)

     (a) Janitorial services;

     (b) Cleaning service as to floors, carpeting and interior windows;

     (c) Maintenance and repair of all interior doors, including entrance door to the leased premises;

     (d) Maintenance and repair of any and all fixtures and equipment, including water coolers, if any;


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

     (e) Maintenance and repair of venetian blinds, floor coverings and drapes, if any;

     (f) Maintenance and repair or replacement of any and all interior building locks and/or security devices;

     (g) Replacement of all bulbs, ballasts and fluorescent tubes, including labor.

     7.3 If after the Commencement Date and by reason of strike, labor disputes or other cause outside Landlord's control, including, but not limited to, governmental preemption in connection with a national emergency or any rule, order regulation of any governmental agency, or conditions of supply and demand which are affected by war or other emergency or acts of God, Landlord shall be unable to fulfill its obligations under this Lease, or to supply any service which Landlord is obligated to supply, this Lease and Tenant's obligations to pay rent hereunder shall in no way be affected, impaired or excused, except that Tenant shall receive an equitable pro rata reduction in that portion of the Base Rent provided for in Article 3, which reduction shall be based upon the Landlord's cost savings resulting from such inability to perform or supply services, which sum shall be credited to Tenant by Landlord on the next monthly rent obligation. Landlord agrees, however, that it will use reasonable efforts to obtain restoration of services based on the then existing circumstances. Tenant may terminate this lease if services required to be provided by Landlord remain unavailable for more than ten (10) days, and as a result thereof, the premises are untenantable.

     8. INSURANCE

     8.1 It is expressly understood and agreed that the Landlord, at its sole cost and expense shall carry fire insurance with full extended coverage in broad form in an amount equivalent to the full replacement cost of the insurable improvements to the Buildings, exclusive of foundation, (without depreciation), inclusive of broad form boiler and machinery coverage, including air-conditioning system, together with coverage for sprinkler damage to the building or its improvements (if applicable). In addition, the Landlord shall obtain commercial public liability insurance in the minimum amount of FIVE HUNDRED THOUSAND AND 00/100 ($500,000.00) DOLLARS per accident, together with excess coverage limits of not less than TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 ($2,500,000.00) DOLLARS per accident.

     8.2 The Tenant covenants and agrees that it will carry liability insurance in the minimum amount of ONE MILLION AND 00/100 ($1,000,000.00) DOLLARS per accident and ONE HUNDRED THOUSAND AND 00/100 ($100,000.00) DOLLARS for property damage. The Tenant further covenants and agrees that it will indemnify, defend and save Landlord and Landlord's mortgagee harmless from any claim, responsibility or liability which may be occasioned by reason of damage or injury for which Tenant is required to provide insurance coverage as hereinbefore referred to. Landlord agrees to give Tenant timely notice in writing of any claim it may receive for which it seeks indemnity, as hereinabove provided, in order that Tenant may undertake defense of such claim. The Tenant agrees that such insurance coverage will be maintained in full force and effect during the term of the lease pursuant to policies issued by solvent companies authorized to do business in the State of New Jersey.

     8.3 Landlord and Tenant hereby release the other from any and all liabilities.


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

responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) under fire and extended coverage and supplementary contract casualties, if such fire, casualty or damage shall have been caused by default or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Each of Landlord and Tenant agree that its policies will include such a clause or endorsement so long as the same shall be obtainable without extra cost, or if such cost shall be charged therefor, so long as the other party pays such extra cost. If extra cost shall be chargeable therefor, each party shall notify the other party of the amount of the extra cost, and the other party shall be obligated to pay the extra cost unless, within ten (10) days after such notice, it elects not to be obligated so to do by written notice to the original party. If such clause or endorsement is not available, or if either party should not desire the coverage at extra cost to it, then the provisions of this paragraph shall not apply to the policy or policies in question.

     8.4 Anything in this lease to the contrary notwithstanding, the Tenant covenants and agrees that it will indemnify, defend and save harmless the Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorneys' fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurring during the term of this lease:

     (i) Any matter, cause or thing arising out of the use and occupancy of the leased premises or any part thereof caused by the negligence or willful acts of the Tenant, or any of its agents, contractors, servants, employees, licensees or invitees;

     (ii) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this lease on its part to be performed or complied with. Landlord shall promptly notify Tenant in a timely manner in writing of any such claim asserted against it and shall promptly send to Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against Landlord by reason of any such claim in order that Tenant shall interpose a timely defense to such action.

     8.5 Anything in this lease to the contrary notwithstanding, the Landlord, subject to the provisions of Article 28, covenants and agrees that it will indemnify, defend and save harmless the Tenant against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorneys' fees, which may be imposed upon or incurred by Tenant by reason of any of the following occurring during the term of this lease:

     (i) Any matter, cause or thing arising out of the use and occupancy of the leased premises or any part thereof caused by the negligence or willful acts of the Landlord, or any of its agents, contractors, servants, employees, licensees or invitees;

     (ii) Any failure on the part of Landlord to perform or comply with any of the covenants, agreements, terms or conditions contained in this lease on its part to be performed or complied with, Tenant shall promptly notify Landlord in a timely manner in writing of any such claim asserted against it and shall promptly send to Landlord copies of all papers or legal process served upon it in connection with any action or proceeding brought against Tenant by reason of any such claim in order that Landlord shall interpose a timely defense to such action.

     8.6 Anything in this Article 8 to the contrary notwithstanding, it is expressly understood and agreed that after the initial rating by the applicable rating insurance organization applicable to the building for any insurance which Landlord shall carry as in this Article provided, in the event the insurance rates shall be increased due to the use, activities or operation of any tenant of the building of which the leased premises are a part, including the Tenant hereunder, any increase in premiums occasioned or caused by such activities of any applicable tenant, including the Tenant, shall be paid for at the sole cost and expense of the Landlord or such tenant, but shall not be an obligation of the Tenant hereunder unless the Tenant hereunder shall be the effective cause of such premium increase. The foregoing shall not apply to general rate increases as shall be applicable and customary throughout the industry or applicable to the community with respect to any such applicable insurance coverage.

     9. LANDLORD'S ACCESS FOR FUTURE CONSTRUCTION.

     ALTERATIONS AND REPAIRS

     The Landlord reserves the right, upon reasonable notice to Tenant, to enter the leased premises in connection with the construction and erection of additions or improvements or to make necessary repairs, alterations or improvements, and may temporarily close entrances, doors, corridors, elevators, and other facilities, all without liability to Tenant, provided that in the exercise of such rights the Landlord shall not unreasonably interfere with (i) the business operations of Tenant; (ii) the utility to Tenant of the leased premises; or (iii) the appearance of the leased premises.

     10. TRADE FIXTURES

     10.1 It is agreed that the trade fixtures, machinery, equipment and office furnishings installed by Tenant in the leased premises shall be and remain personal property even though they may be attached to the leased premises, and may be removed by Tenant. Tenant shall repair or cause to be repaired any damage to the leased premises caused by the aforesaid removals.

     10.2 Except as otherwise expressly provided in this lease, any trade fixtures, machinery, equipment, office furnishings or other property of the Tenant, including property remaining within the leased premises which Tenant is entitled to remove upon the termination of this Lease Agreement or upon any quitting, vacating or abandonment of the premises by the Tenant, shall be removed from the leased premises prior to the expiration or termination of the leased term. If Tenant shall fail to remove the same prior to the expiration or termination of the lease, Landlord, at Tenant's sole cost and expense, shall be permitted to remove and store the said trade fixtures, machinery, equipment, office furnishings or other property of the Tenant, and, after thirty days written notice advising Tenant where the same have been stored and requesting the removal of all such property by Tenant, and the failure of Tenant to so remove all of such property, the same shall be considered abandoned and the Landlord shall have the right thereafter, without any further notice to Tenant, to retain, sell or otherwise dispose of the same, and


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

Landlord shall not be accountable to Tenant for any part of the proceeds of any sale which may be made by the landlord nor shall the Landlord be accountable to the Tenant for any such equipment and/or property that shall be retained by the Landlord. Tenant shall be liable for and shall reimburse Landlord for any reasonable expenses or damages incurred by Landlord in removing and/or storing any abandoned equipment or other property to the extent that said expenses are not recovered through the sale or disposition of said equipment or property.

     10.3 All installation and removal of Tenant's fixtures, property and equipment shall be done in accordance with all applicable laws and ordinances and the rules and regulations of all governmental boards and bodies having jurisdiction.

     11. GLASS

     The Landlord agrees to replace, at its expense, any broken glass in the windows or other apertures of the leased premises, except where such damage or casualty is caused by the negligence or act of the Tenant, its agents, servants or employees, or where broken from the inside (unless caused by Landlord, or its agents, contractors, servants, employees, licensees or invitees), in which event, Landlord shall replace or repair the same at the cost and expense of the Tenant.

     12. ASSIGNMENT AND SUBLETTING

     12.1 The Tenant may not assign this lease agreement or sublease the whole or any part of the leased premises without first advising the Landlord in writing of its intention to assign or sublease the leased premises as aforementioned, which notice shall be in writing, by certified mail, return receipt requested, by Tenant to Landlord. The notice shall specify (i) the date on or after which Tenant desires to assign this lease agreement or to sublease the whole or any part of the leased premises provided that such date shall not be less than forty-five days after the date of such notice, and (ii) in the event of a partial sublease, the location of the portion of the Premises to be sublet. Landlord shall then have fourteen (14) days after receipt of such notice by Tenant within which (i) in the case of an assignment to elect to recapture the leased premises and terminate the lease agreement and to release Tenant from its obligations hereunder, effective on the date specified in Tenant's notice to Landlord as the date on or after which Tenant desires to assign the Lease Agreement; or (ii) in the case of a sublease of all or part of the leased premises, to accept a release pro tanto of said subleased space from the scope of the lease and to adjust the rent proportionately and other lease obligations with respect to any subleased space, effective on the date specified in Tenant's notice to Landlord as the date on or after which Tenant desires to sublease the whole or any part of the leased premises. If the Landlord shall so elect (i) to recapture the leased premises, or (ii) to accept a release pro tanto and thereby recapture said subleased space, the Landlord shall give written notice thereof to Tenant as provided in Article 17 below, prior to the expiration of forty-five
(45) days from the date of receipt of Tenant's notice. In either of such events, rent and all other charges due shall be paid by Tenant to Landlord effective up to and including the date of the applicable lease termination. Tenant agrees that it will surrender possession of the space recaptured by the Landlord on the effective date of termination. Tenant also agrees to execute a release of space, or a lease termination statement in recordable form in the event the lease is terminated as hereinabove provided.


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

Tenant may assign or sublease the leased premises, or a portion thereof, to an affiliate of Tenant, without Landlord's consent, and without being subject to recapture, provided that Tenant remains primarily liable for all tenant's obligations hereunder.

     12.2 In the event Landlord does not elect to recapture the premises and terminate the lease as hereinabove provided, then, in that event, the Tenant may assign this lease, or sublease all or any portion or part of the leased premises, without the consent of Landlord, provided the Tenant gives the Landlord notice of any such assignment and any assignees (but not sublessees) undertake in writing to assume the terms and conditions of this lease, providing, in any event, that the Tenant shall remain directly and primarily liable for the payment and performance of the terms and conditions of this lease. The Landlord reserves the right, at all times, to require and demand that the primary Tenant hereunder pay and perform the terms and conditions of this lease after prior demand by Landlord of such assignee. No such assignment or subletting shall be made to any tenant who shall occupy the premises for any use, other than the use permitted herein, or which would in any way violate the applicable ordinances, rules and regulations of applicable governmental boards and bureaus having jurisdiction thereof, or of the carrier of the fire insurance or other insurance to be provided under this lease.

     12.3 In the event the Tenant or its assignee shall undertake any further and subsequent assignment or subletting, Tenant's or Tenant's assignee's right to assign or sublet shall be subject to the same required prior consent of Landlord in accordance with the same terms and conditions as provided in Article 12.1.

     12.4 Notwithstanding anything herein to the contrary, Tenant shall be allowed to assign or sublet the leased premises to an affiliated entity of Tenant without the Landlord's prior written consent, provided, however, that the provisions of Articles 12.2 and 12.3 shall continue to be applicable to such assignment.

     13. FIRE AND CASUALTY

     13.1 In case of any damage to or destruction to the leased premises by fire or other casualty, tantamount to substantial destruction, so that Tenant cannot use its leased premises for its intended business purposes, occurring during the term of this lease which is not covered by the insurance required to be carried by Article 8, or which cannot be repaired within ninety (90) days from the happening of such casualty, then, in such event, the term hereby created shall, at the option of either party, upon written notice to the other by certified mail, return receipt requested, within thirty (30) days of such fire or casualty, cease and become null and void from the date of such destruction or damage. The party terminating shall certify to the other in connection with its notice such facts upon which it has determined that reconstruction of the building cannot be accomplished within the ninety (90) day period hereinabove provided. In such event, the Tenant shall immediately surrender the leased premises and the Tenant's interest in said lease to the Landlord, and the Tenant shall only pay rent to the time of such destruction or damage in which event, the Landlord may re-enter and repossess the leased premises thus discharged from this lease and may remove all parties therefrom. However, if neither party shall elect to cancel this lease within the thirty (30) day period hereinabove provided, the Landlord shall thereupon repair and restore the leased premises to its condition existing prior to such casualty with reasonable speed and dispatch, and the rent shall not be accrued after said damage from the date on which Tenant is unable to use its Leased Premises for its intended business purposes, and while the repairs and restorations are being made, but shall recommence immediately after said premises are restored and a certificate of occupancy issued.

     13.2 In the event of any other insured casualty, which shall be repairable within ninety (90) days from the happening of such damage or casualty, the Landlord shall repair and restore the leased premises with reasonable speed and dispatch, and the rent shall abate and be equitably apportioned as the case may be as to any portion of the leased premises which shall be unfit for occupancy by the Tenant, or which cannot be used by the Tenant so as to conduct its business substantially in the same manner as conducted by Tenant prior to such fire or casualty as shall be determined by the reasonable judgment of the Tenant. The rent, however, shall accrue and recommence immediately upon restoration of the leased premises and delivery of the Certificate of Occupancy by Landlord to Tenant.

     13.3 Nothing hereinabove contained with respect to the Tenant's right to abate rent as in this Article 13 provided shall be construed to limit or affect the Landlord's right to payment under any claim for damages covered by the rent insurance policy pursuant to the contract therefor required to be provided pursuant to Paragraph 8 of this lease.

     13.4 For the purposes of this Paragraph 13, in determining what constitutes reasonable speed and dispatch, consideration shall be given for delays which would be excuses for non-performance as in Paragraph 23 hereinafter provided (Force Majeure).

     13.5 In the event of such fire or casualty as above provided, wherein the Landlord shall rebuild, the Tenant agrees, at its cost and expense, to forthwith remove any and all of its equipment, fixtures, stock and personal property as the same may be required to permit Landlord to expedite rebuilding and/or repair. In any event, the Tenant shall assume at its sole risk the responsibility for damage or security with respect to such fixtures and equipment in the event the Building area where the same may be located has been damaged, until the Building shall be restored and made secure. The Landlord agrees, however, that it will cooperate with Tenant in order to take all reasonable steps to protect and/or make secure Tenant's fixtures, goods or equipment during such period of reconstruction.

     13.6 Anything in this Article 13 to the contrary notwithstanding, it is expressly understood and agreed that wherever reconstruction shall be undertaken, in the event of damage or casualty as in this Article 13 provided, the Landlord shall prosecute such reconstruction with reasonable speed and dispatch. In the event, however, such reconstruction or repair shall not be completed within ninety (90) days from the date of casualty (such time period of ninety (90) days shall be extended for such reasonable period of time as is required by reasons of Force Majeure or if occasioned by default on the part of the Tenant) then, in that event, the Tenant shall have the option at the expiration of the ninety (90) day period (as the same may be extended as hereinabove provided) to terminate the lease. In the event of such termination, neither party shall have any further liability, one to the other, in accordance with the terms and conditions of the lease. The Landlord during such period of reconstruction shall give the Tenant reasonable notice at least thirty (30) days in advance of the date on which the Building shall be ready for re-occupancy. Rent shall recommence upon restoration of the leased premises and delivery of the Certificate of Occupancy by Landlord to Tenant.

     14.COMPLIANCE WITH LOCAL RULES AND REGULATIONS

     14.1 Landlord covenants and agrees with Tenant that upon acceptance and occupancy of the leased premises, the leased premises will comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Municipal Government and of any and all their departments and bureaus, and to the requirements of the Board of Fire Underwriters or their equivalent in the State of New Jersey, which are applicable to the use and construction of the same.

     14.2 The Tenant covenants and agrees that upon and after acceptance and occupancy of the leased premises, except to the extent due to Landlord's failure to comply with Section 14.1, it will promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Municipal Government and any and all their departments and bureaus or to the reasonable rules promulgated by the Landlord in writing, for the correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with said premises during said term, at the Tenant's cost and expense, subject to the right of the Tenant to contest the decision by any such governmental decision, and Tenant shall indemnify, defend and save the Landlord harmless from any fine, penalty, costs and liability imposed upon the Landlord as a result of Tenant's failure so to comply. Except for compliance with governmental requirements due solely to the special use and occupancy of the Tenant in the conduct of its business which shall be the sole responsibility of the Tenant, with respect to any other required governmental compliance by reason of general requirements throughout the community not attributable to Tenant's special use, the cost of compliance shall be Landlord's sole responsibility and expense.

     14.3 The Tenant covenants and agrees, at its own cost and expense, to comply with such regulations or request as may be required by the fire or liability insurance carriers providing insurance for the leased premises, and will further comply with such other requirements that may be promulgated by the Board of Fire Underwriters or their equivalent in connection with the use and occupancy of the leased premises by the Tenant in the conduct of its business, provided that such regulations, request and/or requirements apply to Tenant's activities within the leased premises.

     14.4 Subject to the provision or limitations contained in Sections 14.2 and 14.3, if the Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, failure of the Tenant to comply with the requirements of subparagraph 14.1 above shall be deemed an item of default for which the Landlord shall have recourse by termination of this lease or exercise of any other rights reserved to the Landlord hereunder, in accordance with the terms and conditions of this lease.

     15.DEFAULT

     15.1 Subject to the provisions of Section 15.3 and Section 15.4, if there should occur any default on the part of the Tenant in the performance of any conditions and covenants herein contained, or should the Tenant be evicted by summary proceedings or otherwise, the Landlord, in addition to any other remedies herein contained or as may be permitted by law, may without being liable for damages, re-enter the said premises and take possession thereof as may be permitted by law. The Landlord may, at its option, relet the premises and receive the rents therefor and apply the same, first to the payment of such expenses, including real estate brokerage, reasonable attorney fees and costs, as the Landlord may have been put to in re-entering and repossessing the same and in making such repairs and alterations as may be necessary for any new tenancy; and second to the payment of rents, additional rents and other lease charges due hereunder. The Tenant shall remain liable for such rents, additional rents and other lease charges as may be in arrears and also the rents, additional rents and other lease charges as may accrue subsequent to the re-entry by the Landlord, to the extent of the difference between the rents, additional rents and other lease charges reserved hereunder and the rents, additional rents and other lease charges, if any, received by the Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained. Landlord shall take reasonable steps to mitigate any such damages.

     15.2 If the Tenant be adjudicated bankrupt or insolvent, or be placed in receivership, or should proceedings be instituted by or against the Tenant for bankruptcy, insolvency, receivership, agreement of compositions or assignment of the benefit of creditors, or if this lease, or the estate of the Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution, levy, sale or by operation of law, then in either of such events, unless they shall be cured within sixty (60) days, the Landlord may, at any time thereafter, terminate this lease and the term hereof upon giving to the Tenant or to any trustee, receiver, assignee or other person in charge of or acting as custodian of the assets or property of the Tenant, thirty (30) days' notice of such termination in writing and sent in the manner provided in Article 17. This lease and the term hereof shall end on the date fixed in such notice as if the said date was the date originally fixed in this lease for the expiration hereof Notwithstanding the termination, the Landlord may still enforce its rights reserved pursuant to sub-paragraph 15.1.

     15.3 Any default by Tenant in the payment of rent or any other monetary obligation shall be cause for termination if the same is not cured within five
(5) days after written notice of default.

     15.4 Any other default by Tenant in the lease shall be cause for termination if the same is not cured within thirty (30) days after written notice of default, provided that if Tenant in good faith attempts to cure any of such non-monetary defaults which cannot otherwise be cured within the thirty
(30) day period, the time to cure shall be extended to such reasonable time as may be required to effectuate the curing of any such default otherwise required to be performed within said thirty (30) day period.

     15.5 As expressly required pursuant to the terms and conditions of this lease, in case the Tenant shall fail or neglect to comply with any statutes, ordinances, laws, rules, orders, regulations and requirements or any of them (unless Tenant is in the process of contesting the applicability or legality of the same in a court of competent jurisdiction, and has posted a bond for the benefit of Landlord, protecting Landlord from any loss resulting from Tenant's non-compliance), or in case the Tenant shall neglect or fail to make any necessary or required repairs, then the Landlord or the Landlord's agents may after thirty

(30) days' notice (except for emergency repairs, which may be made immediately) enter said premises and make said repairs and comply with any and all of the said statutes, ordinances, laws, rules, orders, regulations or requirements, at the cost and expense of the Tenant and in case of the Tenant's failure to pay therefor, the said cost and expense shall be added to the next month's rent and be due and payable as additional rent.

     16. INSPECTION BY LANDLORD

     The Tenant agrees that the said Landlord's agents, and other representatives, shall have the right to enter into and upon the leased premises, or any part thereof, during business hours, upon prior reasonable oral or written notice to Tenant at the leased premises without unduly disturbing the operations of the Tenant for the purpose of examining the same for making such repairs or alterations therein as may be necessary for the safety and preservation thereof.

     17. NOTICES

     All notices required or permitted to be given to the Landlord shall be given by certified mail, return receipt requested, addressed to the Landlord at the address set forth at the head of this agreement or such other place as the Landlord shall designate in writing. All notices required or permitted to be given to the Tenant shall be given by certified mail, return receipt requested, addressed to the Tenant at the address set forth at the head of this agreement or such other place as the Tenant shall designate in writing. Notice shall be deemed given upon receipt of the same by the person to whom such notice is given, or the first refusal to accept the same. In addition, notice may be given via facsimile transmission, provided that the person giving such notice shall retain electronic proof that the transmission was successfully sent. Notice given by facsimile shall be deemed given upon sending the same.

     18. NON-WAIVER

     The failure of the Landlord or Tenant to insist upon strict performance of any of the covenants or conditions of this lease, or to exercise any remedy or election as in this Lease Agreement provided, shall not be construed as a waiver or relinquishment of any such covenants, conditions, elections or remedies, but the same shall be and remain in full force and effect. If the Landlord or Tenant pursues any remedy granted by the terms of applicable law, it shall not be construed as a waiver or relinquishment of any other remedy afforded thereby.

     19. ALTERATIONS AND IMPROVEMENTS BY TENANT

     19.1 The Tenant shall not without the Landlord's prior written consent, which consent Landlord shall not be obligated to give, make any alterations, additions or improvements to the demised premises, of a structural nature, structural intended to mean any modification to the exterior walls, structural steel framing, floors, ceilings or any construction or installations which will affect the building structural systems, including plumbing, heating, ventilating, air-conditioning, elevators or stairwells, electrical circuitry, excluding relocation of light fixtures or outlets, or materially change or alter the Tenant's Plan as set forth on Schedule A.

     19.2 Tenant shall have the right to make non-structural alterations, installations, changes replacements, additions and/or improvements which do not materially change or alter the Tenant [illegible]

                             ATTACHMENT TO EXHIBIT A

       OUTLINE OF SCOPE OF WORK TO BE PERFORMED FOR EXIST1NG SPACE AND NEW
                                      SPACE

     I. NEW SPACE:

          1)   Dismantling area

          2)   Rewire for telephones and electronics and new darkroom

          3)   New light fixtures

          4)   Replace ceiling tiles

          5)   Carpet

          6) Exhaust Fan for New Dark Room/Graphic Area including three (3) 220 volt outlets

          7)   Plumbing for new dark room of graphic area

          8)   Tile Floor for graphic area

          9)   New doors

          10)  Paint

          11)  New walls

          12)  Other   items   related  to  fit-up  of  new   space,   including
               architectural and planning fees

     II. EXISTING LEASE PREMISES (already occupied by Slide Effects,Inc.) : to be completed in two stages

          A. Promptly after lease execution

               1)   Dismantle area/Take out walls
               2)   Replace front door or do second phase
               3)   Paint

          B. Subsequent to December 31, 1996 (to be modified based on whether or not the Columbia Research space is to be occupied by tenant):

               1)   Dismantle as needed
               2)   Replace walls as needed
               3)   Carpet
               4)   Paint
               5)   Other items related to fit-up of Columbia Research space

[INITIALED]
 9/24/96
 9/26/96
 9/25/96
as set forth on Exhibit B (hereinafter sometimes individually and sometimes collectively referred to as "alterations") to the demised premises during the term of the lease, provided the same shall not exceed $10,000.00 per annum (non-cumulative); provided, in any event, that any such permitted installation shall not affect the basic building structure or basic Building systems. Any installation in excess of $10,000.00 shall require Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, providing such changes are non-structural and providing the same do not affect the building structural or operating systems as above defined; which consent may, however, contain provisions relating to the procedures to be followed for the removal of such alterations at the termination of the lease. Landlord agrees that it will not unreasonably withhold its consent to any such non-structural alterations. Each such alteration shall be of the same quality as the original construction and finishing of the office space, and shall be done in a good workmanlike manner. Tenant shall have no obligation to remove the alterations or to restore the demised premises to their original condition at the termination of the Lease, unless the same may be required by Landlord, at its option, in connection with its required consent as set forth under this Article 19, to be obtained by Tenant. Any alterations or improvements done by Tenant as permitted hereunder shall be in compliance with all applicable governmental laws, rules, or regulations pertaining thereto, and Tenant shall indemnify, defend and save harmless Landlord from damage or liability occasioned by Tenant's alterations or improvements. Any consent required by Landlord under this Article 19 shall be deemed to have been given if Landlord shall fail to respond to Tenant's request within ten (10) days after receipt of Tenant's written request.

     19.3 Nothing herein contained shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the Mechanic's Lien Law of the State of New Jersey, it being expressly understood that the Landlord's estate shall not be subject to such liability.

     20. NON-LIABILITY OF LANDLORD

     20.1 The Landlord shall not be liable for any damage or injury to property or person caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said building, or from any damage or injury resulting or arising from any other cause or happening whatsoever, excepting the negligence of the Landlord (subject to Landlord's limitation of liability as set forth in paragraph 28), its agents, servants, employees, contractors or invitees, for which Landlord shall be responsible.

     21. CONDEMNATION

     21.1 If due to condemnation or taking or seizure by any authority having the right of eminent domain, (1) more than twenty (20) percent in aggregate of the total leased premises is taken, or (ii) if access to the leased premises be denied, then, in the event of any such takings as hereinabove provided, the lease term created shall, at the option of the Tenant, terminate, cease and become null and void from the date when the authority exercising the power of eminent domain takes or interferes with the use of the leased premises, or area of access to the leased premises, or substantially and [illegible] interferes with the Tenant's ability to conduct its business in the same manner as conducted by tenant to [illegible] condemnation.

     The Tenant shall only be responsible for the payment of rent until the time of surrender. In any event, no part of the Landlord's condemnation award shall belong to or be claimed by the Tenant. Without diminishing Landlord's award, the Tenant shall have the right to make a claim against the condemning authority for such independent claim (not including any claim for loss of leasehold value) which it may have and as may be allowed by law, for costs and damages due to relocating moving, loss of trade fixtures and other similar costs and charges directly incurred by the Tenant and resulting from such condemnation.

     21.2 In the event of any partial taking which would not be cause for termination of the within lease or in the event of any partial taking in excess of the percentages provided in subparagraph 19.1, and in which event the Tenant shall elect to retain the balance of the leased premises remaining after such taking, then and in either event, the rent shall abate in an amount mutually to be agreed upon between the Landlord and Tenant based (i) on the relationship that the character and quantum of the property taken bears to the property which shall remain after such condemnation, and (ii) the cost to the Landlord of restoration of the property, if applicable, as hereinafter provided, in excess of the net condemnation award received by Landlord. In any event, no part of the Landlord's condemnation award shall belong to or be claimed by the Tenant. However, the Landlord shall, to the extent permitted by applicable law and as the same be practicable on the site of the leased premises, at the Landlord's sole cost and expense, promptly and with due diligence make such repairs and alterations in order to restore the Building and/or improvements to the condition substantially to that prior to such condemnation so as to make the same tenantable and secure. If Landlord shall not complete such restoration within sixty (60) days from such taking by condemnation as above provided, Tenant shall have the right to terminate the within lease in accordance with and in the same manner provided in Article 13.6.

     22. TENANT'S FIRE AND CASUALTY INSURANCE

     The Tenant, at its own cost and expense, shall insure its own fixtures, equipment and contents for fire and other casualty damage, including any of Tenant's leasehold improvements, it being expressly understood and agreed that the obligation to provide such insurance is not the responsibility of the Landlord nor shall it be liable therefor.

     23. FORCE MAJEURE

     Except for the obligation of the Tenant to pay rent and other charges as in this lease provided, the period of time during which the Landlord or Tenant is prevented from performing any act required to be performed under this lease by reason of fire, catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, governmental prohibitions, the act or default of the other party, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, shall be added to the time for performance of such act.

     24. SUBORDINATION

     24.1 This lease shall be subject and subordinate at all times to the lien of any mortgages or other encumbrances now or hereafter placed on the land and building and leased premises without necessity of any further instrument or act on the part of Tenant to effectuate such subordination if said mortgage shall provide in its mortgage the terms and conditions hereinafter provided in Article 24.2, or if the mortgagee agrees with the Tenant in writing to the terms and conditions hereinafter referred to in Article 24.2.

     24.2 The foregoing provisions of this Article shall be effective only in the event that any such mortgage by its terms, or the mortgage or holder of other encumbrances provides, or the holder thereof agrees with Tenant, as follows:

     (a) That this lease is and shall be subject and subordinate to the Mortgage insofar as it affects the real property of which the demised premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal sum secured thereby and interest thereon.

     (b) That in the event it should become necessary to foreclose the mortgage, the mortgagee thereunder will not join the Tenant under any lease in summary or foreclosure proceedings so long as the Tenant is not in default under any of the terms, covenants, or conditions of this lease.

     (c) That in the event the mortgagee shall, in accordance with the foregoing, succeed to the interest of the Landlord under this lease, the mortgagee agrees to be bound to the Tenant under all of the terms, covenants and conditions of this lease, and the Tenant agrees, from and after such event, to attorn to the mortgagee and/or purchaser at any foreclosure sale of the premises, all rights and obligations under this lease to continue as though the interest of Landlord had not terminated or such foreclosure proceedings had not been brought, and the Tenant shall have the same remedies against the mortgagee for the breach of an agreement contained in this lease that the Tenant might have had under this lease against the Landlord if the mortgagee had not succeeded to the interest of the Landlord; provided, however, that the mortgagee shall not be

     (i) liable for any act or omission of the Landlord, except as otherwise provided by law; or

     (ii) subject to any offsets or defenses which Tenant might have against the Landlord, except as otherwise provided by law; or

     (iii) bound by any rent or additional rent which the Tenant might have paid to the Landlord for more than the current month and one additional month.

     25. QUIET ENJOYMENT

     The Landlord covenants and represents that the Landlord is the owner of the premises herein leased and has the right and authority to enter into, execute and deliver this lease, and does further covenant that the Tenant on paying the rent and performing the conditions and covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the leased premises for the term aforementioned.

     26. SIGNS

     The Tenant shall secure the prior written approval of the Landlord for any identifying sign as may be located in front of or on the exterior of the Buildings, which consent shall not be unreasonably withheld or delayed. Failure of Landlord to respond to Tenant's request for approval within thirty (30) days after written demand shall be deemed an approval. The Tenant shall not have the right to put any identifying sign on the roof of the building or above the first floor level of the building. Any signs to be approved shall comply with all governmental laws of applicable instrumentalities, boards or bureaus having jurisdiction thereof, and shall be compatible with the general design and decor of the building. At the expiration of the lease term, Tenant shall remove its signs and repair any damage to the building or Property occasioned by such removal. In the event that Tenant leases from Landlord all of the additional space presently occupied by Columbia Research, then at such time Tenant, at Tenant's sole cost and expense, shall be entitled to combine its space with the space previously used by Columbia Research on the identifying sign located in front of the exterior of the Buildings in order to create one larger sign.

     27. STATEMENT OF ACCEPTANCE

     Upon the Tenant's accepting the leased premises and entering possession, pursuant to the terms and conditions hereof, effective as of the Commencement Date, the Tenant covenants and agrees that it accepts the leased premises and agrees to pay rent from the date of acceptance, subject to the terms and conditions of the lease as herein contained, and upon the request of Landlord, it will furnish to the Landlord a statement of acceptance in recordable form, if required by the Landlord. Tenant further agrees that it will execute, as a condition of the within lease, subsequent to the Commencement Date, an estoppel letter as may be required from Landlord's mortgagee from time to time, certifying among other things the Commencement Date and Expiration Date of the lease, status of current rent payments by Tenant, and any other pertinent information as may be reasonably required by such mortgagee as it affects the status of the within lease.

     28. LIMIT OF LANDLORD'S LIABILITY

     In case the Landlord shall be a joint venture, partnership, tenancy in common, association or other form of joint ownership, the individual members shall have absolutely no personal liability or obligation with respect to any provision of this lease, or any obligation or liability arising therefrom or in connection therewith, except to the extent of any individual member's equity in the Property, which covenant hereinabove referred to, shall be deemed effective as of the date Landlord completes and delivers the leased premises in accordance with the terms and conditions of the lease and the specifications herein provided.

     29. LANDLORD'S REMEDIES AND EXPENSES

     29.1 All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. For the purposes of any suit brought or based hereon, this lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease on successive periodic sums which mature hereunder. Notwithstanding the foregoing, Landlord agrees that all cognizable claims shall be filed in one action.

     29.2 Except as otherwise provided herein, Tenant shall pay, upon demand, all of the Landlord's costs, charges and expenses, including the reasonable fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligation hereunder.

     30. LEASE CONSTRUCTION

     The  lease  shall be  construed  pursuant  to the laws of the  State of New
Jersey.

     31. BINDING EFFECT

     The terms, covenants and conditions of the within lease shall be binding upon and inure to the benefit of each of the parties hereto, and their respective heirs, successors, executors, administrators and assigns.

     32. DEFINITIONS

     The neuter gender, when used herein and in the acknowledgment hereafter set forth, shall include all persons, firms and corporations, and words used in the singular shall include words in the plural where the text of the instrument so requires.

     33. PARAGRAPH HEADING

     The paragraph headings herein are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provision hereof.

     34. ENTIRE AGREEMENT

     This lease contains the entire agreement between the parties and no modifications shall be effective unless set forth in an instrument in writing executed by both parties hereto.

     35. BROKERAGE

     Tenant represents that no real estate broker or agent negotiated or introduced Tenant to Landlord, except John D. Lazarus, Inc., and that no real estate commission, finders fee, or other payment is due upon consummation of the within lease by reason of Tenant's acts other than to John D. Lazarus, Inc. Any commission due John D. Lazarus, Inc. as a result of the within Lease shall be adjusted for that portion of commissions previously paid to John D. Lazarus, Inc. for the prior lease agreement, to the extent said prior lease agreement has been superseded by this lease agreement. Each party further agrees to indemnify and hold the other party harmless for any and all claims for brokerage fees arising out of this agreement caused by the acts or arising out of the acts of such other party.

     36. SHORT FORM LEASE

     It is understood between the parties hereto that this lease will not be recorded, but that a short form lease, describing the leased premises, giving the term of this lease, and making particular mention of any special clauses as herein contained, may be recorded in accordance with the laws governing and regulating the recording of such documents in the State of New Jersey.

     37. SURRENDER OF PREMISES

     On the last day, or earlier permitted termination of the lease term, Tenant shall quit and surrender the premises in good and orderly condition and repair (reasonable wear and tear, and damage by fire or other casualty excepted) and shall deliver and surrender the leased premises to the Landlord peaceably, together with all alterations, additions and improvements in, to or on the premises [illegible] Tenant as permitted under the lease. Prior to the expiration of the lease term the Tenant shall remove all of its property, fixtures, equipment and trade fixtures from the premises. If the premises [illegible] surrendered to the end of the lease term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the premises, including, without limitation any claims made [illegible] succeeding Tenant founded on the delay.

     38. SECURITY DEPOSIT

     The Affiliated Tenant has previously deposited $3,454.50 as security hereunder. The Affiliated Tenant has agreed to allow the security deposit previously deposited to be applied to the security deposit due from Tenant. Therefore, upon execution hereof Tenant will deposit an additional $4,956.00 as additional security hereunder, making the total security deposit $8,410.50. Landlord may use as much of the deposit as necessary to pay for damages resulting from Tenant's occupancy. If this occurs prior to the end of the lease term, Landlord may demand that Tenant replace the amount of the deposit used by Landlord. If Landlord sells the leased premises. Landlord may transfer the deposit to the new owners for Tenant's benefit. Landlord will notify Tenant of any sale and transfer of the deposit. Landlord will then be released of all liability to return the security deposit.

     39. OPTION TO RENEW

     Provided the Tenant is not in default uncured pursuant to the terms and conditions of this lease, the Tenant is hereby given the right and privilege to renew the within lease, including any additional space leased by Tenant in accordance with the terms hereof, for one (1) additional period of five (5) years, to commence at the end of the initial term of this lease. The renewal term shall be upon the same terms and conditions as in this lease contained, except that the rent shall be determined in the following manner:

     I. DETERMINATION OF RENT DURING EXTENDED TERM.

     If Tenant elects to extend the Lease Term pursuant to this Section, Rent for each Extended Term shall be an amount equal to one hundred percent (100%) of the Renewal Base Rent (as defined in par.(c) of this Section) for the Premises in relation to market conditions at the time of the extension. The Renewal Base Rent for the Premises shall be determined as follows:

     (a) Mutual Agreement. After timely receipt by Landlord of Tenant's notice of exercise of an option to extend the Lease Term, Landlord and Tenant shall have a period of thirty (30) days in which to agree on the Renewal Base Rent for the Premises. If Landlord and Tenant agree on the Renewal Base Rent for the Premises, then they shall immediately execute an amendment to this Lease stating and incorporating such agreed upon Renewal Base Rent as the Rent for the applicable Extended Term.

     (b) Arbitration.

     (1) If Landlord and Tenant are unable to agree upon the Renewal Base Rent within thirty (30) days following Tenant's exercise of the option, then the dispute shall proceed to arbitration. The arbitration procedure shall commence when either party submits the matter to arbitration. Not later than ten (10) days after the arbitration procedure has commenced, each party shall appoint an arbitrator and notify the other party of such appointment by identifying the appointee. Each party hereto agrees to select as its respective appointee a licensed real estate broker, who is an individual of substantia1 experience with respect to office building ownership, management and marketing in the Tinton Falls area of Monmouth County, New Jersey, which person shall not be regularly employed or have been retained during the last two (2) years by the party selecting such person. Neither party may consult directly or indirectly with any arbitrator regarding the Renewal Base Rent prior to appointment, or after appointment outside the presence of the other party. The arbitration shall be conducted in Red Bank, New Jersey, under the provisions of the commercial arbitration rules of the American Arbitration Association and Title 2A, Chapter 24 of the Laws of the State of New Jersey.

     (2) Not later than (10) days after both arbitrators are appointed, each party shall separately, but simultaneously, submit in a sealed envelope to each arbitrator their separate suggested Renewal Base Rent and shall provide a copy of such submission to the other party. The two (2) selected arbitrators, after reviewing such submissions, shall determine whether Landlord's or Tenant's estimate of the Renewal Base Rent is closer to the actual Renewal Base Rent for the Premises. If both arbitrators agree that one of said declared estimates is closer to the actual Renewal Base Rent, they shall declare that estimate to be the Renewal Base Rent, and their decision shall be final and binding upon the parties.

     (3) If the two selected arbitrators are unable to agree on the Renewal Base Rent within thirty (30) days after receipt of Landlord's and Tenant's submitted estimates, then the arbitrators shall inform the parties. Unless the parties shall both otherwise then direct, said arbitrators shall select a third arbitrator,  not later than ten (10) days after the  expiration  of said  thirty
(30) day period. If no arbitrator is selected within such ten (10) day period, either party may immediately petition a court with appropriate jurisdiction to appoint such third arbitrator. The third arbitrator shall have the qualifications and restrictions set forth in paragraph (b)(l) above, and shall conduct an arbitration pursuant to the commercial arbitration rules of the American Arbitration Association. The third arbitrator's decision shall be final and binding as to which estimate (as between Landlord's and Tenant's) of the Renewal Base Rent is closer to the actual Renewal Base Rent. Such third arbitrator shall make a decision not later than thirty (30) days after appointment.

     (4) Each party shall be responsible for the costs, charges and/or fees to its respective appointee, and the parties shall share equally in the costs, charges and/or fees of the third arbitrator. The decision of the arbitrator(s) may be entered in any court having jurisdiction thereof.

     (e) Renewal  Base Rent.  The term  "Renewal  Base Rent" shall mean the Base
Rent for that space which would be paid by a willing Tenant to a willing Landlord, neither of whom is compelled to rent, for a term of five (5) years, disregarding "tenant concessions," if any, then being offered on comparable vacant space only to prospective new tenants in the Building. The term "tenant concessions" shall include, without limitation, such inducements as free rent, free parking, standard tenant improvement allowances or work letter and Landlord's assumption of existing leases. The Renewal Base Rent shall not reflect the value of any improvements to the Premises made by Tenant which Tenant has the right to remove at the end of the Term.

     II. NOTICE REQUIREMENT.

     The right, option, and privilege of the Tenant to renew this lease as hereinabove set forth is expressly conditioned upon the Tenant delivering to the Landlord, in writing, by certified mail, return receipt requested, nine (9) months' prior notice of its intention to renew, which notice shall be given to the Landlord by the Tenant no later than nine (9) months prior to the date fixed for termination of the original term hereinbefore provided. Tenant shall exercise the options granted hereunder by notifying Landlord as hereinafter provided of its intention to renew.

     III. LEASE AMENDMENT AS TO RENT.

     Upon determination of the Renewal Base Rent, the parties shall execute a letter amendment establishing in writing the applicable annual rent for the renewal term. It is expressly understood and agreed that the annual rent as determined for any renewal term shall not be less than the prior annual rent for the immediate prior lease term. As the determination of the applicable renewal rent may not be made at the inception of any renewal term, any excess differential in adjusted rent not paid by Tenant for months elapsed shall be paid together with the next monthly rent succeeding determination of the new revised Original Base Rent.

     40. ENVIRONMENTAL LAWS

     A. Tenant shall, at Tenant's own expense, comply with the Industrial Site Recovery Act, N.J.S.A. 13: lK-6 et seq. and the regulations promulgated thereunder ("ISRA") in line with the closing, termination or transfer of Tenant's operation at the premises. Tenant shall also provide all information within Tenant's control requested by Landlord or the Bureau of Industrial Site Evaluation (the "Bureau") of the New Jersey Department of Environmental
Protection and Energy (the "NJDEP") for preparation of non-applicability affidavits should Landlord or NJDEP so request, and Tenant shall promptly execute such affidavits should the information contained therein be found by Tenant to be complete and accurate. In the event that ISRA compliance becomes necessary at the premises due to any action or non-action on the part of the Tenant, including but not limited to Tenant's execution of a sale agreement for Tenant's business, any change in use of the leased premises, initiation of bankruptcy proceedings, Tenant's financial reorganization or sale of the controlling share of Tenant's assets, then Tenant shall comply with ISRA and all requirements of the ISRA Bureau at Tenant's own expense. Should the Bureau or any other division of NJDEP determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges of hazardous substances or wastes at the leased premises which occur during the term of this lease, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans.

     B. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Project any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to

Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time as Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the lease term.

     41. RIGHT OF FIRST REFUSAL

     A. Tenant shall have the right to rent the space in the Property presently occupied by Columbia Research consisting of 3,000 square feet (the "Columbia Space") provided that Tenant notifies Landlord not later than December 31, 1996 in writing of Tenant's election to rent such space. In the event that Tenant makes a timely election to rent the Columbia Space as provided herein, then the following provisions shall apply:

          i) Tenant will have sixty days from December 31, 1996 to cause Columbia Research to vacate the Columbia Space, but in any event, Landlord shall not be liable to Tenant in the event, due to causes beyond Landlord's control, Columbia Research has failed to vacate by such date.

          ii) Upon The Columbia Space being vacated, the Columbia Space will thereafter be considered a part of the leased premises.

          iii)   Landlord  will   reimburse   Tenant  for  the  cost  of  tenant
     improvements installed in the Columbia Space, up to a maximum amount of $25,000.00, under the same terms and procedures as provided in Article 6.3 above.

          iv) Upon delivery of the Columbia Space to Tenant, additional rent will be paid by Tenant to Landlord in the amount of $3,500.00 per month through November 30, 1998, and in the amount of $3,750.00 per month from December 1, 1998 through November 30, 2001. Rent for any partial month shall be prorated for that month.

     B. If Tenant fails to make a timely election to rent the Columbia Space as provided above, Landlord shall be free to extend Columbia Research's lease of the Columbia Space under such terms and conditions as Landlord may choose. At such time as Columbia Research has vacated the Columbia Space, if thereafter Landlord shall receive from any third party, other than one controlled by Landlord or any principal of Landlord, an acceptable bona fide offer to lease the Columbia Space, Landlord shall notify Tenant in writing, and Tenant shall thereafter have ten (10) days within which to elect to lease such space under the same terms, as to rent and lease term, as provided under the terms of this Lease Agreement. If Tenant elects to rent such space, Tenant shall give Landlord written notice of such decision within ten (10) days from receipt of Landlord's notice advising Tenant of such offer, and the rent on such additional space shall commence upon delivery of possession of said space by Landlord to Tenant.

     42. PRIOR LEASE BY AFFILIATED TENANT

     The parties hereby agree that upon occupancy of the leased premises by Tenant and pays rent in accordance with the terms hereof, the Affiliated Tenant shall be released from the terms provisions of that lease agreement between Landlord and Affiliated Tenant for the portion of the leased premises presently being rented by Affiliated Tenant, it being the intent hereby that rent for that portion of the leased premises rented by Affiliated Tenant shall continue without interruption until the Commencement Date hereunder. Tenant hereby represents to Landlord that by executing this Lease Agreement, Tenant covenants that Tenant has obtained the consent of Affiliated Tenant to take over the area of the leased premises presently being rented by Affiliated Tenant.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or caused these presents to be signed by its proper corporate officers and cause its proper corporate seal to be hereunto affixed, the day and year first above written.

WITNESS                                           LANDLORD


                                                  /s/ Robert F. Reynolds
-------------------------                         ------------------------------
                                                  Robert F. Reynolds


                                                  /s/ Pauline Reynolds
                                                  ------------------------------
                                                  Pauline Reynolds


ATTEST:                                           TENANT:
                                                  Arc Slide Technologies, Inc.

                                                  BY: /s/ [illegible] president
                                                     ---------------------------

/s/ Ethel Kaplan
-------------------------
               ,Secretary